                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            P.H. GLATFELTER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                             [P.H. GLATFELTER LOGO]

                            P. H. GLATFELTER COMPANY
                             228 SOUTH MAIN STREET
                        SPRING GROVE, PENNSYLVANIA 17362

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 1999

                             ---------------------

TO THE SHAREHOLDERS:

     The annual meeting of shareholders of P. H. Glatfelter Company will be held at the Company's principal office, 228 South Main Street, Spring Grove, Pennsylvania, on Wednesday, April 28, 1999 at 10:00 A.M. for the following purposes:

          1. To elect five members of the Board of Directors to serve for full three-year terms expiring in 2002; and

          2. To transact such other business as may properly come before the Meeting.

     Only holders of Common Stock of record on the transfer books of the Company at the close of business on March 3, 1999 will be entitled to notice of and to vote at the Meeting.

     It is important that your shares be represented and voted at the Annual Meeting. Whether or not you currently intend to be present personally at the Annual Meeting, you are urged to complete, date, sign and return the accompanying proxy in the enclosed, self-addressed envelope requiring no postage if mailed in the United States. You may still vote in person if you do attend the Annual Meeting.
                                            /s/ R. S. Wood
                                            R. S. WOOD,
                                            Secretary

March 19, 1999

                            P. H. GLATFELTER COMPANY

                                PROXY STATEMENT

                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors of P. H. Glatfelter Company (the "Company"), 228 South Main Street, Spring Grove, Pennsylvania 17362, in connection with the 1999 annual meeting of shareholders of the Company (the "Annual Meeting" or "Meeting"). Copies of this proxy statement and the accompanying proxy are being mailed to the holders of Common Stock on or after March 19, 1999. The proxy may be revoked by a shareholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, by appearing at the Meeting and voting in person or by the timely submission of a properly executed later dated proxy. The expense of this solicitation will be paid by the Company. Some of the officers and other employees of the Company may solicit proxies personally and by telephone.

     Holders of Common Stock of record at the close of business on March 3, 1999 will be entitled to one vote per share so held of record on all business of the Meeting, except that the holders have cumulative voting rights in elections of directors. Therefore, each shareholder is entitled to as many votes in the election of directors of each class as shall equal the number of his shares of Common Stock multiplied by the number of directors of such class to be elected. A shareholder may cast all such votes for a single nominee or may distribute them between two or more nominees within such class as he sees fit. The Company had 42,130,000 shares of Common Stock outstanding on the record date. Under Pennsylvania law and the by-laws of the Company, the presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of consideration and action on such matter. If the proxy is signed and returned without directions, the shares will be voted as indicated in the Proxy Statement by the persons named in the accompanying proxy. The votes will be counted by judges of election appointed by the Company.

                             ELECTION OF DIRECTORS

     Five directors are to be elected at the Annual Meeting to serve three-year terms expiring on the date of the 2002 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of Nicholas DeBenedictis, Patricia G. Foulkrod, George H. Glatfelter, M. A. Johnson II and Richard W. Kelso for terms expiring in 2002, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. Messrs. DeBenedictis, Glatfelter, Johnson and Kelso are currently directors of the Company. The persons named in the proxy will have the right to vote cumulatively and to distribute their votes among the nominees as they consider advisable. The five nominees for election as directors for terms expiring in 2002 receiving the highest number of votes cast by shareholders entitled to vote thereon, will be elected to serve on the Board of Directors. Votes that are withheld will be counted in determining the presence of a quorum, but will have no effect on the vote. The Board of Directors is informed that all the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election as a director at the Meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors unless the Board of Directors reduces the number of directors accordingly.

     The following table sets forth information as to the nominees and the other persons who are to continue as directors of the Company after the Annual Meeting. The offices referred to in the table are offices of the Company unless otherwise indicated. For information concerning the number of shares of Common Stock of the Company owned by each director, each nominee and all directors and officers as a group as of March 3, 1999, see "Ownership of Common Stock."

                                     YEAR FIRST               PRINCIPAL OCCUPATION AND
                                     ELECTED A               BUSINESSES DURING LAST FIVE
           NAME               AGE     DIRECTOR             YEARS AND CURRENT DIRECTORSHIPS
           ----               ---    ----------            -------------------------------
Nominees to be elected for terms expiring in 2002:

Nicholas DeBenedictis          53       1995       Chairman and Chief Executive Officer of
                                                   Philadelphia Suburban Corporation; Director of
                                                   Philadelphia Suburban Corporation, Met-Pro
                                                   Corp. and Provident Mutual Life Insurance
                                                   Company

Patricia G. Foulkrod(1)        54         --       Homemaker and community volunteer

George H. Glatfelter(1)        72       1970       Retired; former Vice President - Manufacturing,
                                                   Spring Grove Mill

M. A. Johnson II               65       1970       Retired; former Executive Vice President,
                                                   Treasurer and Chief Financial Officer

Richard W. Kelso               61       1997       President and Chief Executive Officer, PQ
                                                   Corporation, a manufacturer of industrial
                                                   inorganic chemicals; Director of SPS
                                                   Technologies and PQ Corporation

Directors continuing for terms expiring in 2001:

Roger S. Hillas                71       1964       Retired; Chairman and Chief Executive Officer,
                                                   Meritor Savings Bank, prior to December 1992;
                                                   Director of Toll Bros., Inc.

Robert P. Newcomer             50       1998       Executive Vice President and Chief Financial
                                                   Officer since June 1998; Senior Vice President
                                                   and Chief Financial Officer from October 1995
                                                   to June 1998; Vice President, Treasurer and
                                                   Chief Financial Officer from January 1995 to
                                                   October 1995; Vice President and Treasurer
                                                   prior to January 1995

Paul R. Roedel                 71       1992       Retired; Chairman and Chief Executive Officer,
                                                   Carpenter Technology Corporation, manufacturer
                                                   of specialty metals, prior to July 1992;
                                                   Director of GPU, Inc.

John M. Sanzo                  49       1992       Private Financial Consultant since June 1994;
                                                   President, Edison Control Corporation,
                                                   manufacturer of circuit indicators for electric
                                                   utility industry, from November 1991 to June
                                                   1994; Managing Director, The First Boston
                                                   Corporation, an investment bank, prior to
                                                   August 1991

                                     YEAR FIRST               PRINCIPAL OCCUPATION AND
                                     ELECTED A               BUSINESSES DURING LAST FIVE
           NAME               AGE     DIRECTOR             YEARS AND CURRENT DIRECTORSHIPS
           ----               ---    ----------            -------------------------------
Directors continuing for terms expiring in 2000:

Robert E. Chappell             54       1989       Chairman and Chief Executive Officer, Penn
                                                   Mutual Life Insurance Company since January
                                                   1997; President and Chief Executive Officer,
                                                   Penn Mutual Life Insurance Company from April
                                                   1995 to December 1996; President and Chief
                                                   Operating Officer, Penn Mutual Life Insurance
                                                   Company prior to April 1995; Director of Quaker
                                                   Chemical Corporation.

George H. Glatfelter II(1)     47       1992       President and Chief Executive Officer since
                                                   June 1998; Senior Vice President from September
                                                   1995 to June 1998; Vice President -- General
                                                   Manager, Glatfelter Paper Division prior to
                                                   September 1995

Thomas C. Norris               60       1976       Chairman since June 1998; Chairman, President
                                                   and Chief Executive Officer prior to June 1998

Richard L. Smoot               58       1994       President and Chief Executive Officer, PNC
                                                   Bank, National Association, Philadelphia/South
                                                   Jersey markets since October 1995; President
                                                   and Chief Executive Officer, PNC Bank, National
                                                   Association, Philadelphia prior to October
                                                   1995; Director of Philadelphia Suburban
                                                   Corporation

---------------
(1) Patricia G. Foulkrod is the niece of George H. Glatfelter and the first cousin of George H. Glatfelter II. George H. Glatfelter is the father of George H. Glatfelter II.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

BOARD OF DIRECTORS

     The Board of Directors held seven meetings during 1998. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board of Directors and committees thereof on which he served in 1998. The standing committees of the Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Employee Benefits Committee. The members of all of these committees are appointed by the Board.

COMMITTEES

  Executive Committee

     The Executive Committee consists of six members of the Board: G. H. Glatfelter, G. H. Glatfelter II, R. S. Hillas, M. A. Johnson II, T. C. Norris and R. L. Smoot. The Executive Committee has the authority to exercise all of the powers of the Board of Directors between meetings of the Board, except the power to amend the Company's by-laws, submit matters to shareholders for approval, create or fill vacancies in the Board of Directors and repeal or modify any prior action of the Board of Directors that by its terms can be repealed or amended only by the Board. The Executive Committee held no meetings during 1998.

  Audit Committee

     The Audit Committee consists of five members of the Board: R. E. Chappell,
N. DeBenedictis, R. S. Hillas, P. R. Roedel and J. M. Sanzo, none of whom are members of the Company's management. Generally, the Audit Committee (i) recommends to the Board of Directors the independent accountants to be appointed for the Company, (ii) meets with the independent accountants, the chief internal auditor and corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audits of the independent accountants and internal auditors, including in the case of the independent accountants, the fees for such services and (iii) reviews and reports on the results of such audits to the Board of Directors. The Audit Committee held three meetings during 1998.

     In accordance with the recommendations of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its consolidated subsidiaries for the year ending December 31, 1999. A representative of Deloitte & Touche is expected to attend the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  Compensation Committee

     The Compensation Committee consists of five members of the Board: N. DeBenedictis, R. S. Hillas, R. W. Kelso, P. R. Roedel and R. L. Smoot, none of whom are members of the Company's management. The responsibilities of the Compensation Committee are described below (see "Report of Compensation Committee on Executive Compensation"). The Compensation Committee held eight meetings during 1998.

  Finance Committee

     The Finance Committee consists of seven members of the Board: R. E. Chappell, G. H. Glatfelter II, M. A. Johnson II, R. W. Kelso, R. P. Newcomer, T.
C. Norris and J. M. Sanzo. The Finance Committee is responsible for overseeing the Company's financial affairs and recommending such financial actions and policies, including those with respect to dividends, as are most appropriate to accommodate the Company's strategic and operating strategies while maintaining its sound financial condition. The Finance Committee held four meetings during 1998.

  Nominating Committee

     The Nominating Committee consists of five members of the Board: G. H. Glatfelter II, R. S. Hillas, T. C. Norris, J. M. Sanzo and R. L. Smoot. The responsibilities of the Nominating Committee include the identification and recruitment of effective candidates for nomination as directors and officers of the Company. The Nominating Committee held three meetings during 1998. The Nominating Committee will consider as nominees for election to the Board persons recommended by the holders of Common Stock of the Company. Any shareholder desiring to recommend a nominee for election at the 2000 annual meeting of shareholders should submit such nomination in writing to the Secretary of the Company by November 20, 1999.

  Employee Benefits Committee

     The Employee Benefits Committee consists of three members of the Board, G.
H. Glatfelter II, R. P. Newcomer and T. C. Norris, and two officers or employees of the Company, D. H. Landis and R. S. Wood. The responsibilities of the Employee Benefits Committee include the general overview of the provisions of various pension plans of the Company and periodic review of pension fund performance. The Employee Benefits Committee is also responsible for administering the Company's various profit sharing,

401(k) savings and stock ownership plans and for conducting a periodic review of profit sharing and savings plan fund performance. The Employee Benefits Committee held two meetings during 1998.

COMPENSATION OF DIRECTORS

     Non-employee directors are paid a retainer fee of $12,500 (the "Retainer"). In addition, non-employee directors are paid $1,000 for every board meeting attended plus $800 for every committee meeting attended. Non-employee committee chairpersons also receive an annual committee-related retainer of $2,500.

     Pursuant to the Company's Deferred Compensation Plan for Directors (the "Plan"), each year directors may elect to defer 50%, 75% or 100% of their Retainer to be earned in that year and following years. For each director who participates in the Plan, the Company will credit a deferred fee account with phantom shares of the Company's Common Stock ("Stock Units") at such time as the Retainer would otherwise have been paid. The number of Stock Units credited to a director's deferred account is the quotient of the amount of the deferred Retainer divided by the fair market value of the Company's Common Stock on such date. Additional Stock Units are credited to each director's account as of each payment date for dividends on the Company's Common Stock, based on the number of Stock Units credited to a director's account on the record date for such dividends. Once a participant in the Plan ceases to be a member of the Board of Directors, such participant is entitled to receive an amount in cash equal to the product of the number of Stock Units credited to his deferred account multiplied by the fair market value of the Company's Common Stock, payable in lump sum or in installments.

     Each non-employee director automatically receives, on May 1st of each year, non-qualified stock options to purchase 1,500 shares of Common Stock of the Company for a purchase price per share equal to the fair market value per share of the Common Stock of the Company on the date such options are granted. The options vest in full on the first anniversary of the date of the grant and expire on the earlier of the date on which the optionee ceases to be a member of the Board of Directors and ten years from the date of the grant; provided, however, that (i) in the event of the optionee's retirement from the Board, such options are exercisable until the first to occur of five years from the date of such retirement and ten years from the date of the grant and (ii) in the event that an optionee ceases to be a member of the Board by reason of death or disability, such options are exercisable until the first to occur of one year from the date of such death or disability or ten years from the date of the grant.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation from the Company and its subsidiaries which was awarded to, earned by, or paid to the person who served as Chief Executive Officer of the Company at the end of 1998 and each of the Company's four other most highly compensated executive officers in 1998 (one of whom was Chief Executive Officer of the Company for a portion of 1998):

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                              -----------------------------------------
                                      ANNUAL COMPENSATION              AWARDS                PAYOUTS
        NAME AND                    -----------------------   -------------------------   -------------
        PRINCIPAL                                              RESTRICTED    SECURITIES
        POSITION           FISCAL                                STOCK       UNDERLYING       LTIP            ALL OTHER
  AT DECEMBER 31, 1998      YEAR    SALARY($)   BONUS($)(1)   AWARDS($)(2)    OPTIONS     PAYOUTS($)(3)   COMPENSATION($)(4)
-------------------------  ------   ---------   -----------   ------------   ----------   -------------   ------------------
G. H. Glatfelter II......   1998     254,580       63,459          0           81,196          92,293                0
  President and Chief       1997     191,580       97,468          0           12,930               0                0
  Executive Officer         1996     177,330      143,837          0           13,450               0                0

T. C. Norris.............   1998     418,658      165,518          0          200,000         366,250            4,825
  Chairman                  1997     409,250      274,807          0          100,000         317,500            4,775
                            1996     390,002      399,483          0                0       1,662,500            4,525

R. P. Newcomer...........   1998     224,880       61,600          0           50,720         107,960            4,825
  Executive Vice            1997     191,880       97,596          0           12,930               0            4,750
    President
  and Chief Financial       1996     167,880      143,069          0           13,450               0            4,500
  Officer

J. F. Myers..............   1998     199,800       48,385          0            9,040         107,960            4,778
  Vice President--          1997     192,000       77,218          0            8,760               0            4,482
  Manufacturing             1996     182,952      113,348          0            9,115         831,250            4,498
  Technology

R. S. Lawrence...........   1998     201,054       28,513          0           27,347          92,293            4,800
  Vice President--          1997     181,620       23,108          0            7,490               0            4,750
  General Manager,          1996     167,880      143,069          0           13,450               0            4,500
  Ecusta Division

---------------
(1) Reflects distributions under a broad-based profit sharing plan payable to all salaried employees and bonuses under the Management Incentive Plan for executive officers and other senior level employees.

(2) At December 31, 1998, Messrs. Glatfelter, Newcomer and Lawrence held restricted stock awards for 16,520, 9,101, and 4,456 shares of Common Stock, respectively, which will vest on December 31, 2002. At December 31, 1998, the fair market value of the shares subject to awards held by Messrs. Glatfelter, Newcomer and Lawrence was $206,500, $113,763 and $55,700, respectively. With respect to Messrs. Glatfelter, Newcomer and Lawrence, an amount equal to the cash dividends per share paid on the Company's Common Stock during the four-year period shall accrue with respect to each share of restricted stock and be payable at the end of the four-year period. At December 31, 1998, Mr. Norris held restricted stock awards for 20,000 shares of Common Stock, which will vest on May 1, 1999. At December 31, 1998, the fair market value of the shares subject to awards held by Mr. Norris was $247,500. With respect to Mr. Norris, no dividends are paid on shares subject to restricted stock awards which have not vested. The table does not include performance shares or restricted stock described under "Long-Term Incentive Plan Awards".

(3) For 1998 with respect to Messrs. Glatfelter, Newcomer, Myers and Lawrence, represents the payout for performance shares, which were awarded in 1995 pursuant to the 1992 Key Employee Long-Term Incentive Plan, for the four-year performance period ended December 31, 1998. For 1998 and 1997 with respect to Mr. Norris, reflects payouts of awards made in 1991, which vested on May 1, 1998 and 1997, respectively, pursuant to the 1988 Restricted Common Stock Award Plan. For 1996, reflects payouts of awards made in 1988, which vested on May 1, 1996 pursuant to the 1988 Restricted Common Stock Award Plan.

(4) Other compensation reported for 1998 represents (a) matching contributions under the Company's 401(k) Savings Plan and (b) in the case of Mr. Norris and Mr. Newcomer, the $25 payable to them as employees at the Company's Spring Grove Mill with service in excess of 25 years.

OPTION GRANTS

     The following table sets forth information concerning the number of options granted during 1998 and the value of unexercised options to purchase Common Stock held by the named executive officers at December 31, 1998. Under the terms of the stock options granted during 1998, none of the options were exercisable until 1999.

                             OPTION GRANTS IN 1998

                                                    % OF
                                   NUMBER OF        TOTAL
                                   SECURITIES      OPTIONS                                   GRANT
                                   UNDERLYING    GRANTED TO     EXERCISE                      DATE
                                    OPTIONS       EMPLOYEES       PRICE      EXPIRATION     PRESENT
              NAME                 GRANTED(#)    DURING 1998    ($/SH)(1)       DATE       VALUE ($#)
              ----                 ----------    -----------    ---------    ----------    ----------
G. H. Glatfelter II..............    13,330(1)        .8          18.38       12/31/07       62,952(3)
                                     67,866(2)       4.1          12.34       12/16/08      193,847(4)
T. C. Norris.....................   100,000(1)       6.1          18.38       12/31/07      472,262(3)
                                    100,000(2)       6.1          12.34       12/16/08      285,632(4)
R. P. Newcomer...................    13,330(1)        .8          18.38       12/31/07       62,952(3)
                                     37,390(2)       2.3          12.34       12/16/08      106,798(4)
J. F. Myers......................     9,040(1)        .5          18.38       12/31/07       42,692(3)
R. S. Lawrence...................     9,040(1)        .5          18.38       12/31/07       42,692(3)
                                     18,307(2)       1.1          12.34       12/16/08       52,291(4)

---------------

(1) Options granted to Mr. Norris on January 1, 1998 became exercisable in full on January 1, 1999. Upon retirement Mr. Norris may exercise options until the first to occur of five years from the date of his retirement or December 31, 2007. Options granted to the other named executive officers on January 1, 1998 are exercisable with respect to 25% of the total number of shares subject to option on each of January 1, 1999 and January 1 of the following three years. Upon retirement, the grantees may exercise options until the first to occur of three years from the date of such retirement or December 31, 2007.

(2) Options granted to Mr. Norris on December 17, 1998 become exercisable in full on January 1, 2000. Upon retirement Mr. Norris may exercise options until the first to occur of five years from the date of his retirement or December 16, 2008. Options granted to the other named executive officers on December 17, 1998 are exercisable with respect to 25% of the total number of shares subject to option on each of January 1, 2000 and January 1 of the following three years. Upon retirement, the grantees may exercise options until the first to occur of three years from the date of such retirement or December 16, 2008.

(3) The estimated present value at grant date of options granted on January 1, 1998 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise: ten years; a risk-free interest rate of 5.24%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 25.77%; and a dividend yield of 3.672%, representing the current $0.70 per share annualized dividends divided by the fair market value of the Common Stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

(4) The estimated present value at grant date of options granted on December 17, 1998 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise: ten years; a risk-free interest rate of 4.89%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 29.25%; and a dividend yield of 4.60%, representing the current $0.70 per share annualized dividends divided by the fair market value of the Common Stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

YEAR-END OPTION VALUES

     The following table sets forth information concerning options exercised in 1998 and the value of unexercised options to purchase Common Stock held by the named executive officers at December 31, 1998.

                      AGGREGATED OPTION EXERCISES IN 1998
                     AND OPTION VALUES AT DECEMBER 31, 1998

                                                                                      VALUE OF UNEXERCISED
                                                        NUMBER OF SECURITIES              IN-THE-MONEY
                                                       UNDERLYING UNEXERCISED              OPTIONS AT
                           SHARES                        OPTIONS AT 12/31/98             12/31/98($)(1)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   -----------   -----------   -------------   -----------   -------------
G. H. Glatfelter II....       0            n/a          46,643        101,513           0              0
T. C. Norris...........       0            n/a         145,000        200,000           0              0
R. P. Newcomer.........       0            n/a          48,629         71,701           0              0
J. F. Myers............       0            n/a          45,420         24,725           0              0
R. S. Lawrence.........       0            n/a          42,453         40,754           0              0

---------------

(1) The exercise prices exceeded the market value of the Company's Common Stock on December 31, 1998.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth information concerning the number of performance shares and the number of shares of restricted stock granted in 1998 under the Company's 1992 Key Employee Long-Term Incentive Plan.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1998

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                      NUMBER OF      PERFORMANCE OR       NON-STOCK PRICE BASED PLAN
                                    SHARES, UNITS     OTHER PERIOD     ---------------------------------
                                      OR OTHER      UNTIL MATURATION   THRESHOLD    TARGET      MAXIMUM
               NAME                    RIGHTS          OR PAYOUT       SHARES(#)   SHARES(#)   SHARES(#)
               ----                 -------------   ----------------   ---------   ---------   ---------
G. H. Glatfelter II...............      3,380(1)        4 years(2)        958        3,380       7,660
                                       16,520(3)        4 years(4)         --       16,520          --
T. C. Norris......................          0                --            --           --          --
R. P. Newcomer....................      3,380(1)        4 years(2)        958        3,380       7,660
                                        9,101(3)        4 years(4)         --        9,101          --
J. F. Myers.......................      2,600(1)        4 years(2)        650        2,600       5,200
R. S. Lawrence....................      2,600(1)        4 years(2)        650        2,600       5,200
                                        4,456(3)        4 years(4)         --        4,456          --

---------------

(1) Performance shares awarded in 1998 under the 1992 Key Employee Long-Term Incentive Plan will be paid at the end of the performance period in amounts based upon the Company's success in achieving certain performance goals, which are a combination of (i) return on average shareholders' equity and
    (ii) pre-tax earnings relative performance. Payouts of earned performance shares will be made at the discretion of the Company's Compensation Committee in cash or Common Stock of the Company. The performance shares will be forfeited upon termination of a participant's employment with the Company during the performance period for any reason other than retirement, death or disability.

(2) The performance period is from January 1, 1998 to December 31, 2001.

(3) Restricted stock awarded in 1998 under the 1992 Key Employee Long-Term Incentive Plan will vest at the end of four years, subject to the achievement by the Company of a minimum level of earnings per share over the four-year period. An amount equal to the cash dividends per share paid on the Company's Common Stock during the four-year period shall accrue with respect to each share of restricted stock and be payable at the end of the four-year period. The restricted stock will be forfeited upon termination of employment during the four-year period for any reason other than retirement, death or disability.

(4) Restricted stock will vest on December 31, 2002.

EMPLOYEE BENEFIT PLANS

  Salary Continuation Plan

     The Company has a Salary Continuation Plan which provides for the payment for ten years following the retirement or death of the participant of an amount which on an actuarial basis as computed in 1987, was expected to equal the difference between 55% of the participant's then projected compensation at age 60 and the sum of then projected Social Security and Company pension plan retirement benefits to which the participant is entitled. If the participant dies prior to retirement, the benefits are payable to the participant's beneficiary. Compensation for purposes of the Salary Continuation Plan generally includes salary plus cash received and deferred compensation accrued under the Company's Management Incentive Plan and the former Salaried Employees' Profit Sharing Plan and Company contributions under the Employee Stock Purchase Plan. The Company has purchased insurance on the lives of the participants to provide funds to help offset the costs of benefits payable under the Plan. Mr. Norris is the only active employee who participates in the Plan.

  Pension Plan

     Officers and directors who are full time employees of the Company participate in the P. H. Glatfelter Company Retirement Plan for Salaried Employees (the "Pension Plan"). Benefits payable under the Pension Plan are based upon years of service and average annual compensation for the five consecutive calendar years during the ten years preceding the year of retirement that yield the highest average. Retirement benefits under the Pension Plan are not subject to any deduction for Social Security benefits. Retirement benefits accrued under the Pension Plan for employees of the Ecusta Division are reduced by any pension benefits payable under a pension plan maintained by a predecessor employer. Annual compensation for purposes of the Pension Plan generally includes salary as listed in the Summary Compensation Table on page 6 ("Compensation Table") plus bonus listed in the Compensation Table for the prior year. To the extent deferral of an award under the Company's Management Incentive Plan causes a reduction in a participant's pension under the Pension Plan, there will be paid a pension supplement (the "MIP Adjustment Supplement") from the Company's Supplemental Management Pension Plan.

     Employees of the Spring Grove mill who earned a vested benefit under the Pension Plan before May 1, 1970 ("Grandfathered Spring Grove Participants") may receive a benefit, if greater than the usual benefit, which does not give effect to years of service and is based on plan earnings, which consist of the sum of average compensation in excess of annual base salary for the five year period prior to the year of actual retirement, or, if earlier, the year in which the employee attains age 60, and the annual base salary as of the April 30th (or other effective date for annual compensation adjustments) closest to the retirement date or, if earlier, the April 30th (or other effective date for annual compensation adjustments) closest to the participant's 60th birthday. Annual compensation for such participants generally means the salary and bonus amounts listed in the Compensation Table.

     The Pension Plan was amended in 1998 to reflect the voluntary early retirement enhancement programs (the "VEREPs") for eligible salaried employees of the Company. Eligible employees who have elected to participate in one of the VEREPs generally receive enhanced benefits under the Pension Plan based on the addition of five years of credited service and five years of additional age, but not beyond age 65. Of the named executive officers at December 31, 1998, Mr. Myers elected to retire under the VEREP, which provided him with an age 65 benefit approximately two years early.

     The Company has a Supplemental Executive Retirement Plan ("SERP") consisting of two benefits, either or both of which are available to those management and executive employees who have been selected by the Company's Compensation Committee for participation therein. The first benefit, known as the "Restoration Pension," provides an additional pension benefit based on the participant's pension benefit earned under the terms of the Pension Plan, which is intended to restore that portion of the Pension Plan's benefit which cannot be paid from that plan due to legal limitations on the compensation and total benefits payable thereunder. Participants may receive the Restoration Pension in a single sum or in any form permitted under the Pension Plan, as elected by the participant at the time he first becomes a participant.

     The second benefit, known as the "FAC Pension," pays a monthly pension benefit equal to a designated percentage of the participant's Final Average Compensation (as defined below), offset by the actuarially equivalent value of the participant's benefits under the Pension Plan and certain Company-sponsored nonqualified defined benefit pension arrangements, including (if applicable) the Restoration Pension. The designated percentage is 2% multiplied by the participant's years of credited service under the Pension Plan, but not in excess of 55%. The FAC Pension is payable following the participant's retirement at or after age 62 in the form of a joint and 75% survivor annuity with the participant's spouse or, if so requested by the participant and approved by the Company's Compensation Committee, as a single sum. The FAC Pension can also be paid on an early retirement basis as early as age 55, but reduced by 2.5% for each year by which the early benefit commencement precedes the participant's attainment of age 62. A survivor benefit is also payable to the participant's surviving spouse if the participant dies before his benefit commencement date. "Final Average Compensation" means the annualized average of the participant's eligible compensation for the sixty (60) calendar months immediately preceding his retirement, which generally means the salary and bonus amounts listed in the Compensation Table.

     The following table shows the estimated annual retirement benefits, payable in the form of a joint and 75% survivor annuity beginning at age 62, to those executives, including Messrs. Glatfelter II, Newcomer and Lawrence, who are eligible for the FAC Pension under the SERP. This benefit consists of the sum of the executive's Pension Plan benefits and the additional amount necessary to yield the benefit calculated under the FAC Pension.

                               PENSION PLAN TABLE

                                            ESTIMATED ANNUAL RETIREMENT
         AVERAGE ANNUAL                  BENEFIT BASED ON YEARS OF SERVICE
         FIVE YEAR PLAN            ---------------------------------------------
         COMPENSATION($)             15         20         25       27.5 OR MORE
         ---------------           -------    -------    -------    ------------
   125,000.......................   37,500     50,000     62,500       68,750
   150,000.......................   45,000     60,000     75,000       82,500
   175,000.......................   52,500     70,000     87,500       96,250
   200,000.......................   60,000     80,000    100,000      110,000
   250,000.......................   75,000    100,000    125,000      137,500
   300,000.......................   90,000    120,000    150,000      165,000
   400,000.......................  120,000    160,000    200,000      220,000
   500,000.......................  150,000    200,000    250,000      275,000
   600,000.......................  180,000    240,000    300,000      330,000
   700,000.......................  210,000    280,000    350,000      385,000
   800,000.......................  240,000    320,000    400,000      440,000

The following executive officers who participate in the Pension Plan had the indicated credited years of service at December 31, 1998: G. H. Glatfelter II:
22 years; T. C. Norris: 39 years; R. P. Newcomer: 26 years; J. F. Myers: 31 years; and R. S. Lawrence: 38 years.

     The foregoing table assumes that the executive is a participant in the FAC Pension under the SERP. Of the named executive officers at December 31, 1998, Mr. Norris and Mr. Myers are not eligible for the FAC Pension and therefore receive a pension determined under the Pension Plan, together with, as applicable, the Restoration Pension and the MIP Adjustment Supplement. Both Mr. Norris and Mr. Myers are Grandfathered Spring Grove Participants and their accrued annual benefits under the Pension Plan, the Restoration Pension and the MIP Adjustment Supplement, payable in the form of a single life annuity beginning at age 65, are $243,449 and $106,117, respectively. Mr. Norris is eligible to receive a 3-year Early Retirement Supplement (under the Company's Supplemental Management Pension Plan) which is paid if he retires before attaining age 65 and elects to defer receipt of benefits under the Pension Plan until age 65 or, if earlier, until the first day of the 36th month following his retirement. This benefit pays, for up to three years, a monthly benefit equal to that calculated under the Pension Plan and (if applicable) the Restoration Pension under the SERP, but with the addition of up to three years to Mr. Norris' age. Mr. Myers was also eligible to receive a 3-year Early Retirement Supplement but, as noted above, has elected to retire under the VEREP.

                        COMPENSATION COMMITTEE INTERLOCK
                           AND INSIDER PARTICIPATION

     The Compensation Committee consists of five members of the Board of
Directors: P. R. Roedel (Chairman), N. DeBenedictis, R. S. Hillas, R. W. Kelso and R. L. Smoot.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and approves the elements of the Company's executive compensation program and assesses the effectiveness of the program as a whole. The Compensation Committee's responsibilities include: (i) reviewing annually (A) with the Company's Chief Executive Officer the job performance of corporate officers and key senior management employees of the Company and (B) the job performance of the Company's Chief Executive Officer as measured against financial and other objectives and the Company's achievements as compared to certain other companies in the paper and forest products industry, (ii) reviewing and establishing the level of salaries and benefits for the Chief Executive Officer, other corporate officers and other key senior management employees of the Company, including but not limited to benefits under the Company's long-term incentive plan, profit sharing plans, defined benefit and contribution plans and other welfare benefit plans, and (iii) reviewing and approving the participants in, and the operating rules for awards under, the Company's Management Incentive Plan.

     The Compensation Committee from time to time reviews the Company's entire executive compensation structure through an examination of compensation information for comparable companies and certain broader-based data, including data relating to the geographic areas in which the Company has facilities, compiled by the Company and by compensation and other consulting firms. As used herein, comparable companies refer to other companies in the paper and forest products industry (both publicly and privately owned) selected by management as being the companies in the industry which on an overall basis are most similar to the Company in relation to size, products and financial and other characteristics and in certain cases to general industry and nondurable manufacturing companies of roughly the same revenue size as the Company. The companies that comprise the Peer Group in the Stock Performance Chart below are the Company's industry-based comparable companies. Certain of the comparable companies are included in the S&P 500, and therefore are represented in the Stock Performance Chart. In examining the compensation paid by the comparable companies, the Compensation Committee does not analyze the stock performance of such companies, but does examine their general financial performance.

     Executive Compensation Policies. The Compensation Committee has generally structured the Company's executive compensation program (i) to be competitive with compensation programs of comparable companies to enable the Company to attract, retain and motivate a highly qualified executive management team, (ii) to provide a significant portion of variable-based compensation that is contingent upon objectively-measured performance to align executive officers' interests with those of the Company's shareholders, and (iii) to include appropriate and flexible design features in such programs which will be responsive to the peculiarities of the paper industry and to the changing needs of the Company. The elements of the Company's executive compensation program are salary, profit sharing, annual incentive compensation, long-term incentive compensation and other benefits. From time to time the Compensation Committee solicits the advice of compensation and other consulting firms to evaluate the Company's executive compensation program in order to ensure that such program is competitive with compensation programs of comparable companies.

     The Compensation Committee intends that awards made under the Long-Term Incentive Plan and the Management Incentive Plan will qualify as performance-based compensation that will be deductible for federal income tax purposes under Section 162(m) of the Code.

     Salary. The Company's policy is to pay fair salaries at levels which are sufficient to attract and retain high caliber individuals based on the relative value of each position, as measured against comparable companies. The Compensation Committee assigns each executive position a salary grade with a salary range based on the salary level for similar positions at comparable companies. Ranges are adjusted by the Compensation Committee periodically and executives are moved to different salary grades as their job responsibilities or titles change.

     Generally, executive officer salaries are reviewed and approved annually. The salary for each executive is set by the Compensation Committee after an assessment of his or her performance and the relation of his or her salary to the midpoint for the relevant salary range, as well as the Company's financial results and general economic conditions. The factors that were considered in granting salary increases to executive officers for 1998 were as follows: (i) the Company's financial performance in 1997, (ii) the salary levels for certain of the executive officers were below the minimum salary levels of the salary grades for their respective positions and the salary levels for positions of similar scope and responsibility at comparable companies and (iii) the Compensation Committee's assessment of the executive officer's performance as evaluated and reported to the Compensation Committee by the Chief Executive Officer.

     In addition, the Compensation Committee approved the payment of cash bonuses in 1998 to two executive officers in view of their extraordinary performance in connection with the Company's 1998 acquisition of S&H Papier-Holding GmbH, the specialty paper division of the Schoeller and Hoesch Group.

     Annual Incentive Compensation. The Company has established a profit sharing plan which covers all of its domestic salaried employees. The plan is intended to incentivize participants to enhance Company performance by offering them a shared interest in profits each year, up to a maximum of 15% of base salary.

     The Compensation Committee establishes additional incentive bonus opportunities under its Management Incentive Plan, which are designed to encourage greater efforts on the part of key salaried employees to increase the profits of the Company. The incentive bonus opportunities potentially represent a significant portion of total compensation and are intended to correlate with the financial performance of the Company or one or more divisions thereof. The underlying objectives of the Company's Management Incentive Plan are to assure that incentive bonus awards are at risk annually, to reward senior executives on the basis of corporate financial results and key mill management personnel on the basis of mill financial results and to provide an incentive bonus award structure for key salaried employees of the Company that is similar to that of comparable companies.

     To establish financial targets for payment of profit sharing and incentive awards, the Committee has established separate profit centers for the Company's Global operations: the U.S. Corporate operations, the Glatfelter Paper Group (representing a combination of the Spring Grove and Neenah mills) and for each of its domestic mills. The Company's senior executives are participants in the Global, U.S. Corporate and Ecusta mill profit centers.

     The operating rules established by the Compensation Committee for profit sharing in 1998 provide for awards of up to 15% of base salary depending on the percentage return on shareholders' equity for the operations included in the profit center or, in the case of the domestic mill profit centers, on the individual mill financial performance for the year.

     Under the operating rules established by the Compensation Committee for the Management Incentive Plan for 1998, the incentive bonus awards for the Global and U.S. Corporate profit centers are based on the return on shareholders' equity of the Company. The incentive bonus award for all other profit centers is based primarily on return on capital employed for each profit center.

     The Compensation Committee establishes annual maximum, target and minimum financial objectives to be achieved for each profit center. Under the Plan, when establishing such financial objectives, the Compensation Committee considers the current economic climate, the forecast for the Company's business and the historical financial results of the Company. This methodology is intended to induce management to enhance the profitability of the Company throughout the full business cycle, and therefore to provide value to the shareholders of the Company. The Compensation Committee believes that executive officers should not receive any incentive bonus if the Company does not achieve annually established minimum financial objectives. If the minimum financial objectives are achieved, the incentive award for an executive officer would be determined by multiplying a percentage derived from the financial performance of such executive officer's respective profit center by the midpoint of the salary range for such officer.

     The 1998 financial performance of the Company's profit centers in which senior executives are participants resulted in profit sharing awards of less than half the maximum award attainable under the plan.

     For purposes of the Management Incentive Plan, the financial performances of the Global and U.S. Corporate profit centers for 1998 were slightly above the minimum financial objectives established by the Compensation Committee and the financial performance of the Ecusta mill profit center for 1998 was below the minimum financial objective established by the Compensation Committee. The incentive bonus payments generally were lower in 1998 than in 1997 as a result of a decline in the Company's net income in 1998 from 1997.

     Long-Term Incentive Compensation. The Company's Long-Term Incentive Plan enables the Company to offer key employees equity interests in the Company and other incentive awards, including performance-based stock incentives. Certain features of the Plan (i.e., stock options, performance shares, performance units and restricted stock) are similar to long-term incentives offered by many of the comparable companies. The primary purposes of the Plan are to (i) attract, retain, motivate and reward key employees, (ii) provide target long-term incentive award opportunities which are competitive with comparable companies,
(iii) assure that the awards issued pursuant to the Plan reflect the cyclical and long-term nature of the paper industry, (iv) enable senior executives to acquire appropriate levels of equity interest in the Company in order to increase the alignment of their interests with those of shareholders and (v) otherwise strengthen the mutuality of interests between key employees and the Company's shareholders.

     In 1995, the Company adopted a long-term incentive program, developed at the direction of the Compensation Committee by an executive compensation consulting firm, under which stock options and/or performance shares have been granted annually through January 1998 to key employees. The value of such awards has been based upon the value of awards granted to positions of similar scope and responsibility within comparable companies. Stock options have an exercise price equal to the fair market value of the Company's Common Stock at the time of the grant and generally become exercisable in annual 25% increments commencing one year after the date of grant. Contingent awards of performance shares have generally been made on the first day of the four-year performance period. At the end of the four-year performance period, the number of shares earned is based upon the level of achievement of two factors: return on average shareholders' equity and pre-tax earnings relative performance. If the threshold return on average shareholders' equity is not attained, no shares are earned. Above the threshold goals, the contingent award is reduced if the target goals are not met and such contingent award is supplemented if the target goals are exceeded. Payouts of earned performance shares are made at the discretion of the Committee in cash or in Common Stock of the Company at the end of the four-year performance period. The first four-year performance period under the long-term incentive program ended on December 31, 1998. The payouts were between the target and maximum amounts which could have been earned for such period. The primary factor considered by the Compensation Committee in setting the amounts of options and performance shares granted effective January 1, 1998 was the dollar value of long-term incentive awards granted to executive officers in positions of similar scope and responsibility in comparable companies.

     In December 1998, the Compensation Committee revised the long-term incentive program by making awards of restricted stock in lieu of awards of performance shares. The grant of stock options continued. In addition, the grants and awards were made effective in December, whereas in prior years such grants and awards were approved in December, but made effective on January 1 of the following year. Restricted stock was substituted by the Committee for performance shares because the Committee viewed restricted stock, subject to future vesting, as simpler, more understandable and better serving the objective of retaining key senior executives. Stock options continue to provide the necessary long-term incentive. The value of the stock option grants and restricted stock awards made in December 1998 is based upon the value of awards granted to positions of similar scope and responsibility within comparable companies. The stock options that were granted had terms and conditions similar to the stock options granted effective on January 1, 1998. Certain executive officers were also granted restricted stock awards which are subject to the continued service of such executive officers for four years, except in cases of death, disability or retirement, and a threshold earnings level established by the Committee.

     CEO Compensation. The salary of T. C. Norris, Chief Executive Officer of the Company until June 24, 1998, was increased by 2.3% effective January 1, 1998. In granting this increase, the Committee considered Mr. Norris' leadership of the Company during 1997, which was a difficult year for the industry, when the Company's financial results exceeded its peer group on a relative basis. The Committee also considered that Mr. Norris' base salary was below the minimum for his salary grade.

     Mr. Norris' annual incentive bonus award for 1998 reflected the fact that the financial performance of the Company's Global profit center for 1998 was slightly above the minimum financial objectives established by the Compensation Committee.

     The Committee also granted Mr. Norris nonqualified stock options under the Long-Term Incentive Plan effective January 1, 1998 and December 17, 1998. The options vest on January 1, 1999 and January 1, 2000, respectively. The value of the options granted January 1, 1998 was estimated to be similar to the value of options granted to chief executive officers of comparable companies. The value of the options granted December 17, 1998 was determined by the Committee to represent appropriate incentive for Mr. Norris to undertake the responsibilities assigned to him in his role as Chairman. The Committee believes that this form of stock compensation more closely aligns Mr. Norris' interests with those of the shareholders of the Company.

     On June 24, 1998, George A. Glatfelter II was elected President and Chief Executive Officer of the Company. Mr. Norris has continued as Chairman. In connection with his promotion, the Committee advanced Mr. Glatfelter to a higher salary grade and increased his annual salary by 47% to reflect his increased responsibilities and to move him closer to the minimum for his new salary grade. Effective December 17, 1998, the Committee granted Mr. Glatfelter nonqualified stock options under the Long-Term Incentive Plan with a value intended to approximate 50% of long-term incentive compensation granted to chief executive officers of comparable companies. The remaining 50% consisted of an award of restricted stock by the Compensation Committee vesting December 31, 2002, subject to the achievement of a minimum net income level over the four-year vesting period.

                                          P. R. Roedel
                                          N. DeBenedictis
                                          R. S. Hillas
                                          R. W. Kelso
                                          R. L. Smoot

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total return on the Company's Common Stock during the five years ended December 31, 1998 with the cumulative total return on the S&P 500 Composite Index, the Dow Jones Paper Products Industry Group and the Company's Peer Group(1). This year the Company has included the Peer Group, in addition to the Dow Jones Paper Products Industry Group, in the Stock Performance Chart because the Dow Jones Paper Products Industry Group includes only very large domestic paper companies that are not necessarily comparable to the Company. The companies comprising the Peer Group are more closely related to the Company in terms of size and from a competitive standpoint. The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 1998
[PERFORMANCE GRAPH]

                                          P. H. GLATFELTER                              DOW JONES PAPER
                                              COMPANY                S&P 500                PRODUCTS              PEER GROUP
                                          ----------------           -------            ---------------           ----------
'1993'                                         100.00                 100.00                 100.00                 100.00
'1994'                                          86.90                 101.32                 111.03                 103.53
'1995'                                          99.70                 139.40                 122.62                 117.14
'1996'                                         108.99                 171.40                 129.39                 127.40
'1997'                                         117.35                 228.59                 140.56                 136.89
'1998'                                          81.57                 293.91                 146.65                 140.98

---------------
(1) The Company's Peer Group consists of companies in the same industry as the Company. The returns of each company in the Peer Group have been weighted according to their respective stock market capitalization for purposes of arriving at the Peer Group average. The members of the Peer Group are as follows: Bowater, Inc., Chesapeake Corporation, Consolidated Papers Inc., Mead Corporation, Pope and Talbot, Inc., Potlatch Corporation, Schweitzer-Mauduit International, Inc., Union Camp Corporation, Wausau Mosinee Paper Mills Corporation, Westvaco Corporation and Willamette Industries.

CERTAIN TRANSACTIONS

     Mr. Smoot, a director of the Company, is President and Chief Executive Officer of PNC Bank, National Association, Philadelphia/South Jersey markets. PNC Bank, National Association ("PNC Bank"), an indirect subsidiary of PNC Bank Corp., has a banking relationship with the Company and provides general banking services and credit facilities. As of December 31, 1998, the Company had a $25,000,000 line of credit with PNC Bank. During 1998, the PNC Bank line of credit was used for nine days. The maximum borrowing totaled $950,000 and the full year interest expense paid was $595.23. In addition, PNC Bank is one of seven lending institutions under a $200,000,000 Credit Agreement dated December 22, 1997, which was used to finance the Company's acquisition of the Schoeller & Hoesch specialty paper business. PNC Bank's committed share of this credit facility is $31,250,000. As of December 31, 1998, the Company's borrowing under the Credit Agreement was approximately $167,000,000; PNC Bank's portion of this loan was approximately $26,100,000. All transactions between the Company and PNC Bank have been made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth as of March 3, 1999 (except as otherwise noted) the holdings of (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock of the Company, (ii) each director, each director nominee and certain executive officers and (iii) all directors and executive officers of the Company as a group. All stock with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person.

                                                             AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP
                                                              (NUMBER OF SHARES)           PERCENTAGE
                                                       --------------------------------     OF CLASS
                                                                       VOTING AND/OR       (IF GREATER
                        NAME                           DIRECT(1)    INVESTMENT POWER(2)     THAN 1%)
                        ----                           ---------    -------------------    -----------
Principal Holders
  PNC Bank Corp......................................         0         16,415,065(3)         39.0%
     Fifth Ave. & Wood St.
     Pittsburgh, Pa.
  P. H. Glatfelter Family............................         0         13,494,979(4)         32.0%
     Shareholders' Voting Trust
     c/o PNC Bank
     1600 Market Street
     Philadelphia, Pa.
  G. H. Glatfelter...................................         0          3,785,819(5)          9.0%
     Spring Grove, Pa.

Directors, nominees for director and certain officers
  (other than those listed above)
  R. E. Chappell.....................................         0              3,500(6)           --
  N. DeBenedictis....................................     2,000              2,500(6)           --
  P. G. Foulkrod.....................................         0          1,893,652(7)          4.5%
  G. H. Glatfelter II................................     1,865             72,143(8)           --
  R. S. Hillas.......................................         0             17,500(6)           --
  M. A. Johnson II...................................    10,544              3,036(6)           --
  R. W. Kelso........................................     5,000              1,500(6)           --
  R. S. Lawrence.....................................     6,271             55,349(9)           --
  J. F. Myers........................................    41,433             88,919(10)          --
  R. P. Newcomer.....................................     5,355             68,143(11)          --

                                                             AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP
                                                              (NUMBER OF SHARES)           PERCENTAGE
                                                       --------------------------------     OF CLASS
                                                                       VOTING AND/OR       (IF GREATER
                        NAME                           DIRECT(1)    INVESTMENT POWER(2)     THAN 1%)
                        ----                           ---------    -------------------    -----------
  T. C. Norris.......................................    95,923            271,572(12)          --
  P. R. Roedel.......................................       200              1,500(6)           --
  J. M. Sanzo........................................       500              1,500(6)           --
  R. L. Smoot........................................       500              1,500(6)           --
  All directors and executive officers as a group....   191,246          4,574,875(13)        11.1%

---------------
 (1) Reported in this column are shares held of record.

 (2) Does not include shares reported in Direct Ownership column. For purposes of the table, shares of Common Stock are considered beneficially owned by a person if such person has or shares voting or investment power with respect to such stock. As a result, the same security may be beneficially owned by more than one person and, accordingly, in some cases, the same shares are listed opposite more than one name in the table. Also includes, in some cases, shares beneficially held by spouses or minor children, as to which beneficial ownership is disclaimed.

 (3) Consists of 9,265,652 shares as to which PNC Bank Corp. has sole voting power; 7,049,547 shares as to which PNC Bank Corp. has shared voting power; 8,753,746 shares as to which PNC Bank Corp. has sole investment power; and 7,263,139 shares as to which PNC Bank Corp. has shared investment power. The amounts specified for shared voting power and shared investment power both include 89,348 shares held by PNC Bank as co-trustee with G. H. Glatfelter, 993,619 shares held by PNC Bank as co-trustee or co-fiduciary with P. G. Foulkrod and 10,648 shares held by PNC Bank as co-trustee with
     G. H. Glatfelter II. In addition, 13,494,979 shares of the total amount of shares beneficially held by PNC Bank Corp. are deposited in the Voting Trust (see footnotes (4) and (7)). All shares beneficially held by PNC Bank Corp. are also considered to be beneficially held by its subsidiary, PNC Bancorp, Inc., and by PNC Bank, a subsidiary of PNC Bancorp, Inc. All of the above share amounts are as of December 31, 1998.

 (4) Consists of shares beneficially owned as of December 31, 1998 by certain descendants of Philip H. Glatfelter or the spouses of such descendants, including shares beneficially owned by P. G. Foulkrod, G. H. Glatfelter and
     G. H. Glatfelter II, which were deposited in the P. H. Glatfelter Family Shareholders' Voting Trust dated July 1, 1993 (the "Voting Trust"). Shares deposited in the Voting Trust may be withdrawn subject to certain conditions. Co-trustees for the Voting Trust are William M. Eyster II, Katherine G. Costello, Elizabeth Glatfelter, Phillip H. Glatfelter IV, H. Clinton Vaughan and PNC Bank. Co-trustees other than PNC Bank each represent a family group. The shares deposited in the Voting Trust may be voted only in accordance with a majority of votes cast by the co-trustees pursuant to a weighted formula in which (i) each co-trustee (other than PNC
     Bank) is entitled to cast such number of votes as is equal to the number of shares deposited in the Voting Trust in which members of his or her family group have an interest and (ii) PNC Bank is entitled to cast such number of votes as is equal to the number of shares deposited in the Voting Trust in which any fiduciary trust of which PNC Bank is a trustee and which is for the benefit of one or more Glatfelter family members has an interest. The co-trustees have no dispositive power with regard to the shares deposited in the Voting Trust. The Voting Trust will continue until it is terminated by the co-trustees or all of the shares deposited in the Voting Trust are withdrawn. The address for each of the co-trustees is c/o PNC Bank, 1600 Market Street, Philadelphia, Pa.

 (5) Includes 1,500 shares subject to options exercisable May 1, 1999 as well as 89,348 shares held as co-trustee with PNC Bank, 901,161 shares (of which 4,416 shares are also included in the number of shares which he holds as co-trustee) which G. H. Glatfelter has the right to withdraw from certain trusts of which PNC Bank is trustee and 2,793,810 shares which G. H. Glatfelter has the right, on certain conditions, to purchase from certain trusts of which PNC Bank is trustee. Except for the 1,500 shares subject to options exercisable May 1, 1999, all shares beneficially owned by G. H. Glatfelter are deposited in the Voting Trust (see footnote (4)).

 (6) Includes 1,500 shares subject to options exercisable May 1, 1999.

 (7) Includes 1,000 shares held in a retirement plan of which P. G. Foulkrod's husband is the trustee, 993,619 shares held as co-trustee or co-fiduciary with PNC Bank and 899,033 shares which P. G. Foulkrod has the right to withdraw from a trust of which PNC Bank is trustee. Except for the 1,000 shares held in the retirement plan, all shares beneficially owned by P. G. Foulkrod are deposited in the Voting Trust (see footnote (4)).

 (8) Includes 60,465 shares subject to the currently exercisable portions of options. Of the shares beneficially owned by G. H. Glatfelter II, 10,648 are held as co-trustee with PNC Bank and are subject to the Voting Trust (see footnote (4)).

 (9) Includes 52,428 shares subject to the currently exercisable portions of options.

(10) Includes 54,446 shares subject to the currently exercisable portions of options.

(11) Includes 63,115 shares subject to the currently exercisable portions of options.

(12) Includes restricted stock awards for 20,000 shares, which will vest on May 1, 1999 and which may be paid either in cash or in the Company's Common Stock at the Company's discretion, and 245,000 shares subject to the currently exercisable portions of option.

(13) Includes restricted stock awards for 20,000 shares (see footnote (12)) and 676,343 shares subject to currently exercisable portions of options; also includes all shares directly and indirectly owned by J. F. Myers, who retired as an officer of the Company on January 1, 1999.

     G. H. Glatfelter, the Voting Trust, PNC Bank Corp., PNC Bancorp, Inc. and PNC Bank may be deemed to be "control persons" of the Company for purposes of the proxy rules and regulations of the Securities and Exchange Commission.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     On July 29, 1998, a trust of which George H. Glatfelter II is a trustee sold 300 shares of the Company's Common Stock. Mr. Glatfelter did not report this sale on a Form 4 until December 1998.

     Leland R. Hall was required to file a Form 3 with the Securities and Exchange Commission disclosing his initial ownership of the Company's securities within 10 days of his becoming an officer of the Company on August 10, 1998. Mr. Hall did not file the Form 3 until August 26, 1998.

     Richard R. Kelso purchased 1,000 shares of the Company's Common Stock on each of August 5, 1998, August 26, 1998 and August 27, 1998. Mr. Kelso did not file a Form 4 to report these purchases until September 23, 1998.

                                 OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is presented to the Meeting which under applicable proxy regulations need not be included in this proxy statement or which the Board of Directors did not know would be presented a reasonable time before this solicitation, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     If any shareholder wishes to present a proposal to the 2000 annual meeting of shareholders, such proposal must be submitted to the Secretary of the Company no later than November 20, 1999 if the proposal is to be considered by the Board of Directors for inclusion in the Company's proxy statement for that meeting. If any shareholder wishes to present a proposal to the 2000 annual meeting of shareholders that is not included in the Company's proxy statement for that meeting and fails to submit such proposal to the Secretary of the Company on or before February 3, 2000, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in its proxy statement.

                                            /S/ R. S. Wood
                                            R. S. WOOD,
                                            Secretary
March 19, 1999

                                     (LOGO)

                           Printed on Ecusta Sparlite
                   Manufactured by the Ecusta Division of the
                            P. H. Glatfelter Company

     Basis 25x38 -- 37 lb. Recycled.

PROXY                       P. H. GLATFELTER COMPANY
                           SPRING GROVE, PENNSYLVANIA

                        PROXY SOLICITED ON BEHALF OF THE
            BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD APRIL 28, 1999

        The undersigned shareholder of P. H. Glatfelter Company hereby appoints Roger S. Hillas, Paul R. Roedel and John M. Sanzo and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the Company's principal office, Spring Grove, Pennsylvania, on Wednesday, April 28, 1999, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

        IT IS AGREED THAT UNLESS OTHERWISE MARKED ON THE OTHER SIDE SAID ATTORNEYS AND PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS.

(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

                  (Continued and to be signed on reverse side)

    /X/        Please mark your
               votes as in this
               example.


                      VOTE for all
                     nominees listed           VOTE
                   at right, except as       WITHHELD
                     indicated below     from all nominees
1.  Election of
    Directors:         /  /                 /  /              NOMINEES:  Term Expiring in 2002:     PLEASE MARK, SIGN, DATE AND
                                                                         Nicholas DeBenedictis      RETURN THIS PROXY PROMPTLY
                                                                         Patricia G. Foulkrod       USING THE ENCLOSED ENVELOPE
                                                                         George H. Glatfelter
    THE BOARD OF DIRECTORS RECOMMENDS                                    M. A. Johnson II
    VOTING 'FOR' THE NOMINEES.                                           Richard W. Kelso



To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

--------------------------------------------------------------------------------





Signature                           Date                Signature                             Date
         -------------------------       -----------              -------------------------        ------------
                                                                  IF HELD JOINTLY

NOTE: Signature should be the same as the name printed above. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their title when signing.